Exhibit 99.1

For additional information, contact: Joseph Stegmayer Chairman and CEO Phone: 602.256.6263 joes@cavco.com
N e w s R e l e a s e	On the Internet: www.cavco.com

FOR IMMEDIATE RELEASE

CAVCO ANNOUNCES 2-FOR-1 SPLIT ON COMMON STOCK

PHOENIX, AZ — (January 6, 2005) — Cavco Industries, Inc. (NASDAQ: CVCO) today announced that its Board of Directors has authorized a 2-for-1 split of Cavco Industries, Inc. common stock in the form of a 100% stock dividend.

          The dividend will be payable on January 31, 2005 for stockholders of record as of January 18, 2005. Cavco currently has 3,144,365 issued and outstanding shares which will increase to 6,288,730 shares following the effective date of the split.

          “The action of the Board of Directors regarding the stock split reflects our confidence in Cavco’s future as well as our desire to improve the stock’s liquidity and keep shares affordable for a wide range of investors,” said Cavco Chairman and CEO, Joseph Stegmayer.

          Cavco Industries, Inc., headquartered in Phoenix, is the largest producer of manufactured homes in Arizona, based on wholesale shipments. The company is also a leading producer of park model homes and vacation cabins in the United States.

          Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing industry; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to, adverse industry conditions, the cyclical nature of our business, limitations on our ability to raise capital, curtailment of available financing in the manufactured housing industry, competition, our ability to maintain relationships with retailers, pricing and availability of raw materials and our lack of recent operating history as an independent public company, together with all of the other risks described in our filings with the Securities and Exchange Commission. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release whether as a result of new information, future events or otherwise. Investors should not place any reliance on any such forward-looking statements.